CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of
    Dreyfus Stock Index Fund:

We consent to the inclusion in Post-Effective Amendment No. 9 to the Registration Statement of the Dreyfus Stock Index Fund on Form N-1A (File No. 33-27172) of our report dated January 29, 1997, on our audit of the financial statemen ts and financial highlights of the Dreyfus Stock Index Fund.

We also consent to the reference to our Firm under the heading "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Accountants".



                                                   Coopers & Lybrand L.L.P.

New York, New York
April 11, 1997